Exhibit 99.2

AMENDMENT NO. 1

TO THE

UNIFIED GROCERS, INC. EXECUTIVE INSURANCE PLAN

Unified Grocers, Inc. (the “Company”) hereby amends the Questions and Answers component of the above-named plan (the “Q&As”), effective as of September 30, 2012, as follows:

1. The “Eligibility” Section of the Q&As is hereby amended by adding at the end a new sentence to read as follows:

“Notwithstanding any provision in the Executive Insurance Plan to the contrary, effective as of September 30, 2012, no employee that is either hired or that becomes an officer, on or after September 30, 2012, can become a participant or recommence participation in the Executive Insurance Plan after that date.”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Amendment No. 1 as of the date set forth below, to be effective as first set forth above.

“Company” UNIFIED GROCERS, INC.

Dated: December 31, 2012	By:	/s/ Robert M. Ling, Jr.
Robert M. Ling, Jr. President & General Counsel

Dated: December 31, 2012	By:	/s/ Richard J. Martin
Richard J. Martin Executive Vice President & Chief Financial Officer